Exhibit 24(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement of Daxor Corporation on Form S-8 of our reports dated March 17, 2004, on audits of the financial statements and financial statement schedules of Daxor Corporation as of December 31, 2003 and 2002 and for the years then ended which reports are included or incorporated by reference in the Annual report on Form 10-K of Daxor Corporation for the fiscal year ended December 31, 2003.

                                        Frederick A. Kaden and Company

New York, New York
July 2, 2004


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